UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )
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Introgen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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INTROGEN THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP
EXECUTIVE OFFICERS
SIGNIFICANT EMPLOYEES
PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL II RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 24, 2006
To Introgen’s Stockholders:
     We cordially invite you to attend Introgen’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2006 at 9:00 a.m., local time, at The Briar Club, 2603 Timmons Lane, Houston, Texas 77027.
     At the Annual Meeting we will vote on proposals to:
1.	Elect two (2) Class III directors to the Board of Directors, each to serve a term of three (3) years;

2.	Ratify the appointment of Ernst & Young LLP as Introgen’s independent registered public accounting firm for the current fiscal year ending December 31, 2006; and

3.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     Stockholders who owned stock at the close of business on April 3, 2006 may attend and vote at the Annual Meeting. If you cannot attend the Annual Meeting, you may vote electronically using the Internet or by telephone, in each case as instructed on the enclosed Proxy Card, or by mailing the Proxy Card in the enclosed postage prepaid envelope. Any stockholder attending the Annual Meeting may vote in person, even though he or she has already returned a Proxy Card.

Sincerely,
/s/ RODNEY VARNER
Rodney Varner
Secretary

INTROGEN THERAPEUTICS, INC.
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
     The Board of Directors (the “Board”) of Introgen Therapeutics, Inc. is soliciting proxies for our 2006 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement (the “Proxy Statement”) contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. All references in this Proxy Statement to “we,” “us,” “our,” “Introgen” or the “Company” shall mean Introgen Therapeutics, Inc.
     A proxy card (the “Proxy Card”), the Notice of Annual Meeting of Stockholders (the “Notice”) and a copy of the 2005 Annual Report to Stockholders (the “Annual Report”) are enclosed. Our Annual Report can also be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.
     This Proxy Statement and the enclosed Notice, Annual Report and Proxy Card are being distributed on or about April 21, 2006.

Q:	What is the record date for the Annual Meeting and how many shares of Introgen’s common stock were outstanding on the record date?

A:	Our Board has set April 3, 2006 as the record date for the Annual Meeting. On April 3, 2006 approximately 37,195,053 shares of our common stock were outstanding.

Q:	Who is entitled to vote and how many votes do I have?

A:	All stockholders who owned shares of our common stock on April 3, 2006 are entitled to vote at the Annual Meeting. Every stockholder is entitled to one (1) vote for each share of common stock held.

Q:	How do I vote?

A:	You may vote:
•	in person by attending the Annual Meeting;

•	by completing and returning your proxy by mail;

•	electronically using the Internet; or

•	by telephone.

To vote your proxy by mail, mark your vote on the enclosed Proxy Card, then follow the directions on the Proxy Card. To vote your proxy using the Internet, see the instructions on the Proxy Card and have the Proxy Card available when you access our Internet website. The Introgen home page will prompt you to enter your control number, then follow the instructions to record your vote. To vote your proxy using the telephone, see the instructions on the Proxy Card and have the Proxy Card available during the call. If you send in your card but do not mark any selections, your shares will be voted as recommended by our Board. Whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

Q:	Can I change my vote?

A:	You can revoke your proxy before the time of voting at the Annual Meeting in several ways:
•	by mailing a revised proxy dated later than the prior proxy;

•	by voting again at the Internet website;

•	by voting again using the telephone;

•	by voting in person at the Annual Meeting; or

•	by notifying our corporate secretary in writing that you are revoking your proxy. Your revocation must be received before the Annual Meeting to be counted.

Q:	What constitutes a “quorum” for the Annual Meeting?

A:	At least a majority of the shares of our common stock outstanding as of the record date must be present at the Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if you are either (i) present and vote in person at the Annual Meeting or (ii) have properly submitted a proxy via mail, Internet or telephone. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for the owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received voting instructions from the owner of the shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	For Proposal I, the election of directors, the two (2) individuals receiving the highest number of “FOR” votes will be elected. To pass, Proposal II, the ratification of the appointment of the independent registered public accounting firm, requires the affirmative “FOR” vote of at least a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote.

Q:	How are votes counted?

A:	For Proposal I, you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD” with respect to one or more of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in a brokerage account in your broker’s name (this is called “street name”) and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote in the election of directors, your shares will have no effect in the election of directors.

For Proposal II you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on Proposal II, it has the same effect as a vote against the proposal. If you hold your shares in a “street name” and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote, your shares will not be counted in the tally of the number of shares cast on Proposal II and therefore may have the effect of reducing the number of shares needed to approve the proposal.

Finally, if you just sign and return your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q:	Who is soliciting my vote and who pays for the solicitation of proxies?

A:	This Proxy Statement is furnished in connection with the solicitation of your vote by our Board. We pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on our behalf personally, by telephone or by facsimile, without additional compensation.

Q:	How does the Board recommend voting on the proposals?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2006.

Q:	When are the stockholder proposals for the 2007 Annual Meeting of Stockholders due?

A:	We anticipate holding our 2007 Annual Meeting of Stockholders on or about May 16, 2007. Stockholder proposals for our 2007 Annual Meeting of Stockholders, whether intended for inclusion in the Proxy Statement for such meeting or for presentation directly at such meeting, must be received at our principal executive offices by the close of business on December 22, 2006. In addition, notice of any stockholder proposals must be given in accordance with our Bylaws and all other applicable requirements including the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). If a stockholder fails to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the Proxy Statement for the 2007 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2007 Annual Meeting of Stockholders.

Q:	Where are Introgen’s principal executive offices?

A:	Our principal executive offices are located at 301 Congress Avenue, Suite 1850, Austin, Texas 78701. Our telephone number is (512) 708-9310.

SECURITY OWNERSHIP
     The following table sets forth the beneficial ownership of our common stock as of March 31, 2006 by (i) all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be the beneficial owners of more than 5% of our common stock and based on the records of Computershare Trust Company, N.A., our transfer agent, (ii) each director, (iii) each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all current directors and executive officers as a group.
     Except as otherwise noted, and subject to applicable community property laws, the persons named in this table have, to our knowledge, sole voting and investing power for all of the shares of common stock held by them.
     This table lists applicable percentage ownership based on 37,195,053 shares of common stock outstanding as of March 31, 2006. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2006 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.
     Unless otherwise indicated, the address for each stockholder on this table is c/o Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701.

	Shares	Percent
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned
Sanofi-Aventis(1) 174 avenue de France 75013 Paris France	4,178,884	11.24%
Colgate-Palmolive Company(2) 300 Park Avenue New York, NY 10022	3,610,760	9.71%
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	2,570,260	6.91%
John N. Kapoor, Ph.D.(4)	3,479,693	9.32%
David G. Nance(5)	3,314,981	8.68%
William H. Cunningham, Ph.D.(6)	249,817	*
Charles E. Long(7)	267,317	*
S. Malcolm Gillis, Ph.D.(8)	89,117	*
Peter Barton Hutt(9)	48,017	*
James W. Albrecht, Jr.(10)	319,638	*
J. David Enloe, Jr.(11)	233,650	*
David L. Parker, Ph.D., J.D.(12)	331,099	*
Robert E. Sobol, M.D.(13)	280,235	*
Max W. Talbott, Ph.D.(14)	162,500	*
All directors and executive officers as a group (11 people)(15)	8,776,064	23.60%

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Based on Form 13G/A filed by Sanofi-Aventis with the Commission on February 14, 2006 and on Forms 4 filed by Aventis Inc. and Aventis Holdings Inc. with the Commission on March 20, 2006, March 22, 2006, March 23, 2006 and March 30, 2006.

(2)	Based on Form 13G filed by Colgate-Palmolive Company with the Commission on November 8, 2005.
(3)	Based on Form 13G/A filed by FMR Corp. with the Commission on February 14, 2006.
(4)	Consists of 38,400 shares held by Dr. Kapoor, 202,109 shares held by EJ Financial Enterprises, Inc., 3,099,067 shares held by EJ Financial/Introgen Management L.P. and 140,117 shares held by Dr. Kapoor subject to stock options that are exercisable within 60 days of March 31, 2006. EJ Financial/Introgen Management L.P. is controlled by its general partner, EJ Financial Enterprises, Inc. Dr. Kapoor is President, Chairman of the Board of Directors and sole shareholder of EJ Financial Enterprises, Inc. By virtue of his control of EJ Financial Enterprises, Inc., Dr. Kapoor holds the right to vote for and has dispositive control over the shares held by EJ Financial/Introgen Management L.P. Dr. Kapoor disclaims beneficial ownership of the shares held by EJ Financial/Introgen Management L.P except to the extent of his pecuniary interest therein.
(5)	Consists of 79,186 shares held by Mr. Nance, 1,346,979 shares held by Developtech Resource Corporation, 18,130 shares held by Domecq Technologies, Inc., 850,496 shares held by Debouchement, Ltd., and 1,020,190 shares held by Mr. Nance subject to stock options that are exercisable within 60 days of March 31, 2006. Mr. Nance is President and Chief Executive Officer of Developtech Resource Corporation, Domecq Technologies, Inc. and Debouchement, Ltd. Solely by virtue of his position as President and Chief Executive Officer of Developtech Resource Corporation and Debouchement, Ltd., Mr. Nance holds the right to vote for each such entity and has dispositive control over the shares. Mr. Nance disclaims any pecuniary interest in the shares owned by Developtech Resource Corporation and Debouchement, Ltd.
(6)	Includes 242,817 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(7)	Includes 257,317 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(8)	Consists of 89,117 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(9)	Consists of 48,017 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(10)	Includes 298,838 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(11)	Consists of 233,650 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(12)	Includes 274,288 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(13)	Includes 32,500 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(14)	Consists of 162,500 shares subject to stock options that are exercisable within 60 days of March 31, 2006.
(15)	Includes an aggregate of 2,799,351 shares subject to stock options held by our directors and executive officers as a group that are exercisable within 60 days of March 31, 2006.

EXECUTIVE OFFICERS
     The following sets forth information concerning the persons currently serving as our executive officers, including information as to each executive officer’s age, position and business experience as of the record date.

Name	Age	Position
David G. Nance	54	President and Chief Executive Officer
Max W. Talbott, Ph.D.	57	Senior Vice President, Worldwide Commercial Development
Robert E. Sobol, M.D.	54	Senior Vice President, Medical and Scientific Affairs
James W. Albrecht, Jr.	51	Chief Financial Officer
J. David Enloe, Jr.	42	Senior Vice President, Operations
David L. Parker, Ph.D., J.D.	51	Vice President, Intellectual Property
     David G. Nance has served as a member of our Board and as our President and Chief Executive Officer since our inception in June 1993. From 1992 to 1996, Mr. Nance served as the Managing Partner of Texas Biomedical Development Partners, the investment group that founded Introgen.
     Max W. Talbott, Ph.D. joined Introgen in February 2002 as our Senior Vice President, Worldwide Commercial Development. From 2000 to 2002, Dr. Talbott was Senior Vice President, Worldwide Regulatory Affairs and Pharmacovigilance at DuPont Pharmaceuticals Company and Bristol-Myers Squibb Pharmaceuticals Company, which merged during this period. From 1996 to 2000, he served in various positions with Aventis Pharmaceuticals and Rhône-Poulenc Rorer Pharmaceuticals, most recently as Senior Vice President, Drug Regulatory Affairs and Quality Assurance. Prior to 1996, Dr. Talbott occupied several management positions with Eli Lilly and Company, a major pharmaceuticals company, and he spent five years with the U.S. Food and Drug Administration, first as a Reviewer and then as a Branch Chief and Acting Division Director. He received his Ph.D. in immunology and pharmacology from Rutgers University.
     Robert E. Sobol, M.D. joined Introgen in September 2003 as our Senior Vice President, Medical and Scientific Affairs. He was President and Chief Executive Officer of Magnum Therapeutics Corporation, a biopharmaceutical company that Introgen acquired in October 2004, and previously served as President of Corautus Genetics Inc., a biopharmaceutical company. From 1998 to 2003, Dr. Sobol served as President and Chief Executive Officer of Genstar Therapeutics, a company that developed gene therapy products, which he founded in 1996. Dr. Sobol served as Vice President of IDEC Pharmaceuticals Corporation, a company he co-founded that pioneered monoclonal antibody based treatments for cancer and autoimmune disorders. Dr. Sobol received his M.D. from The Chicago Medical School.
     James W. Albrecht, Jr. joined Introgen in November 1994 as our Vice President, Operations and Administration, and he has served as our Chief Financial Officer since April 1995. From 1993 to 1996, he operated a consulting business providing chief financial officer services to the technology and real estate industries. Mr. Albrecht worked previously at Arthur Andersen LLP as an accountant and he is a Certified Public Accountant. He received his B.B.A. in accounting from The University of Texas at Austin.
     J. David Enloe, Jr. joined Introgen in March 1995. He has served as our General Business Manager and Vice President, Administration, and he is currently Senior Vice President, Operations. From 1989 to 1995, he held various positions at Centrilift, a division of Baker Hughes, Inc., an energy services company, including Region General Manager, Southeast Asia, and he worked at Arthur Andersen LLP as an accountant prior to that time. Mr. Enloe is a Certified Public Accountant. He received his B.B.A. in accounting from The University of Texas at Austin.
     David L. Parker, Ph.D., J.D. joined Introgen in March 1999 as our Vice President, Intellectual Property. Since February 2000, Dr. Parker has been a partner with the law firm of Fulbright & Jaworski LLP, and head of the firm’s Intellectual Property and Technology section in its Austin office. From 1992 to January 2000, he was a shareholder of the patent law firm of Arnold White & Durkee, Professional Corporation, where he was an associate and patent agent since 1983. Starting in 1997, Dr. Parker has served as an adjunct professor at The University of Texas School of Law. Dr. Parker received his Ph.D. in molecular pharmacology and molecular biology from Baylor College of Medicine in 1981, served on the faculty at Baylor College of Medicine from 1981 to 1983, and received his J.D. from The University of Texas School of Law in 1986.

SIGNIFICANT EMPLOYEES
     The following sets forth information concerning persons currently employed by us who make or are expected to make significant contributions to our business, including information as to each person’s age, position and business experience as of the record date:

Name	Age	Position
Peter Clarke, Ph.D.	46	Vice President, Production and Technical Processes
Kerstin B. Menander, M.D., Ph.D.	68	Vice President, Clinical Development
     Peter Clarke, Ph.D. joined Introgen in February 2004 as our Vice President, Production and Technical Processes, after 23 years working in the field of biotechnology in both research and manufacturing. Dr. Clarke has held positions of increasing importance in both start-up and established European and U.S.-based biopharmaceutical companies such as Medeva Pharma and Chiron Vaccines. Most recently, Dr. Clarke worked for Bayer Biological Products, where he was Director of Manufacturing and was closely involved in the North American licensure and launch of a novel immunoglobulin. Dr. Clarke received his BSC in biochemistry from Sheffield University in England. His Ph.D. in microbial physiology and DIC in biochemistry were completed at the Imperial College of Science and Technology in London.
     Kerstin B. Menander, M.D., Ph.D. joined Introgen in November 2002 as our Vice President, Clinical Development. From 1997 to 2002, Dr. Menander held various regulatory and clinical development vice president positions at Cell Pathways, Inc., a pharmaceutical oncology company, most recently as Vice President, International Operations. Prior to 1997, she occupied senior management positions at Curative Technologies, Inc., a biotechnology company concentrating on wound healing, US 3 D Development, Inc., a strategic regulatory and clinical development consulting company, and Collagen Corporation, a biotechnology and facial aesthetics technology company. She also spent several years at Syntex, a pharmaceutical products and medical diagnostic systems company, and Abbott, a diversified healthcare products company. She received her M.D. and Ph.D. from the University of Lund in Lund, Sweden.

PROPOSAL I
ELECTION OF DIRECTORS
General
     Our Board is divided into three classes, with the term of office of one class expiring each year. We currently have six directors with two directors in each class. The terms of office of our Class III directors, John N. Kapoor, Ph.D. and David G. Nance, will expire at the 2006 Annual Meeting. The terms of office of our Class I directors, William H. Cunningham, Ph.D. and S. Malcolm Gillis, Ph.D., will expire at the 2007 Annual Meeting of Stockholders. The terms of office of our Class II directors, Peter Barton Hutt and Charles E. Long, will expire at the 2008 Annual Meeting of Stockholders. At the 2006 Annual Meeting, stockholders will elect two Class III directors, each for a term of three years.
Nominees for Election at the 2006 Annual Meeting
     The following sets forth information concerning the nominees for election as directors at the 2006 Annual Meeting, including information as to each nominee’s age and business experience as of the record date.

			Director
Name of Nominee	Age	Principal Occupation	Since
John N. Kapoor, Ph.D.	62	Chairman of the Board of Introgen Therapeutics, Inc.; President of EJ Financial Enterprises, Inc.	1993
David G. Nance	54	President, Chief Executive Officer and Director of Introgen Therapeutics, Inc.	1993
     John N. Kapoor, Ph.D. has served as Chairman of our Board since our inception in June 1993. In 1990, Dr. Kapoor founded EJ Financial Enterprises, Inc., a healthcare consulting and investment company, and he is presently its president and sole shareholder. He is also presently chairman of the board of directors of Akorn, Inc., Option Care, Inc. and First Horizon Pharmaceutical Corporation, each of which is a publicly-traded corporation, and of several privately-held biopharmaceutical companies. Dr. Kapoor also serves as a member of the board of directors of NeoPharm, Inc. and Duska Therapeutics, Inc., each of which is a publicly-traded corporation, and of several privately-held biopharmaceutical companies. Dr. Kapoor received a B.S. degree from Bombay University and a Ph.D. in medicinal chemistry from the State University of New York at Buffalo.
     Please see “Executive Officers” for information with respect to Mr. Nance.
Incumbent Directors Whose Terms of Office Continue After the Annual Meeting
     The following sets forth information concerning the directors whose terms of office continue after the 2006 Annual Meeting, including information as to each director’s age and business experience as of the record date.

			Director
Name	Age	Position/Principal Occupation	Since
William H. Cunningham(1)(2)(3)	62	Professor, The University of Texas at Austin	2000
S. Malcolm Gillis, Ph.D.(1).	65	Professor, Rice University	2004
Peter Barton Hutt(3).	71	Partner and Senior Counsel of the law firm Covington & Burling	2004
Charles E. Long(1)(2)(3).	66	Director of Introgen Therapeutics, Inc.; retired	2001

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee

     William H. Cunningham, Ph.D., has served as a member of our Board since July 2000. Dr. Cunningham served as Chancellor and Chief Executive Officer of The University of Texas System from 1992 to 2000, in addition to holding the Lee Hage and Joseph D. Jamail Regents Chair in Higher Education Leadership. He served as President of The University of Texas at Austin, a component institution of the University of Texas System, from 1985 to 1992. He is currently a Professor of Marketing at The University of Texas at Austin. Dr. Cunningham serves on a number of public commissions, private corporate boards and in a number of advisory roles to corporations. Dr. Cunningham serves on the board of directors of John Hancock Advisers, Inc. and John Hancock Funds II and III. He also serves on the board of directors of Lincoln National Corporation, Southwest Airlines, Inc., LIN Television Corporation and Hayes Lemmerz International, Inc., each of which is a publicly-traded corporation. Dr. Cunningham received his Ph.D. and M.B.A. from Michigan State University. In 1993, he received an Honorary Doctor of Laws Degree and the Distinguished Alumnus Award from Michigan State University.
     S. Malcolm Gillis, Ph.D., has served as a member of our Board since February 2004. Dr. Gillis served as the President of Rice University from 1993 through June 2004. He is also the Ervin Kenneth Zingler Professor of Economics and continues to teach at Rice University. Dr. Gillis has been honored with the designation of University Professor, the highest faculty designation at Rice University. Before entering university leadership, he spent the first 25 years of his professional life teaching economics and applying economic analysis to public policy in almost 20 countries, from the United States and Canada, to Ecuador, Colombia, Ghana and Indonesia. His research and teaching have mainly been in the areas of fiscal economics and environmental policy. Dr. Gillis served as Dean of the Faculty of Arts and Sciences at Duke University from 1991 to 1993, and he served as Dean of the Graduate School and Vice Provost for Academic Affairs at Duke University from 1986 to 1991. He is presently a member of the board of directors of Service Corporation International, Halliburton Company and Electronic Data Systems Corporation, each of which is a publicly-traded corporation, as well as AECOM Technology Corporation, an engineering and design company. Dr. Gillis also serves on the board of directors and board of trustees of many foundations, educational associations and community organizations. In 2002, he was appointed to the Governor’s Task Force for Texas Economic Growth. Dr. Gillis received his Ph.D. from the University of Illinois. He received his M.A. and B.A. from the University of Florida. In 1992, he was awarded an Honorary Doctor of Laws Degree from Rocky Mountain College.
     Peter Barton Hutt has served as a member of our Board since August 2004. Mr. Hutt has been a partner or senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling since 1968, except when he served as Chief Counsel for the FDA from 1971 to 1975. He is the co-author of a casebook used to teach food and drug law throughout the country and teaches a full course on this subject each year at Harvard Law School. Mr. Hutt currently serves on the board of directors of Favrille, Inc., a biopharmaceutical company, CV Therapeutics, Inc., a biopharmaceutical company, ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, XOMA, Ltd., a biopharmaceutical company, and Momenta Pharmaceuticals, Inc., a biotechnology company, all of which are publicly-traded companies. Mr. Hutt also serves on the board of directors of several privately-held biopharmaceutical companies and on several venture capital advisory boards, including Polaris Venture Partners and the Sprout Group. Mr. Hutt is also a former member of the board of directors of IDEC Pharmaceuticals Corporation, a company that pioneered monoclonal antibody based treatments for cancer and autoimmune disorders. Mr. Hutt received his B.A. in Economics and Political Science from Yale University, an L.L.B. from Harvard Law School and an L.L.M. in Food and Drug Law from New York University Law School.
     Charles E. Long has served as a member of our Board since January 2001. Mr. Long is former vice chairman of Citicorp and its principal subsidiary, Citibank. Mr. Long held various positions during his career with Citicorp, which began in 1972. From 1982 to 1998, he headed Citicorp’s External Affairs Division, which includes the Government Relations Division in Washington, D.C. From 1976 to 1982, he was responsible for managing Citicorp’s international consumer banking business, as well as legal and external affairs for consumer banking worldwide. Mr. Long is a trustee of the Midwest Research Institute. He has served as an officer, director or trustee on a number of corporate, charitable and public boards, including vice chairman of Georgetown University, vice chairman and director of Woodrow Wilson House Museum and Ford’s Theater in Washington, D.C. Mr. Long is a director of Atlas Copco North America and The Drummond Company. Mr. Long is also a member of the board of directors of Gendux AB, our wholly-owned subsidiary. Mr. Long received his B.B.A. in business from St. John’s University. In 1998, he received an Honorary Doctor of Business Degree from St. John’s University.

     There are no family relationships among any of our directors or executive officers.
Board Meetings and Committees
     Our Board held a total of four (4) meetings and acted by written consent one (1) time during the calendar year ended December 31, 2005. During such period, the Board had a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Each director attended 100% of the meetings of the Board and of the Board committee(s) on which he serves.
Audit Committee
     The Audit Committee, which, during the calendar year ended December 31, 2005, consisted of directors William H. Cunningham, Ph.D. (Chairman), Charles E. Long and S. Malcolm Gillis, Ph.D., met four (4) times during the year. The Audit Committee monitors our system of internal controls, provides our Board with the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, monitors the qualifications and independence of our independent registered public accounting firm, pre-approves non-audit services of our independent registered public accounting firm, oversees our compliance with legal and regulatory requirements and provides to our Board such additional information and materials as it may deem necessary to make our Board aware of significant financial matters that require their attention. In discharging its duties, the Audit Committee is expected to:
•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

•	review and approve the scope of the annual internal and external audit;

•	review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and the related fees;

•	meet independently with our internal auditing staff, independent registered public accounting firm and senior management;

•	review the integrity of our financial reporting process;

•	review our financial statements and disclosures in Commission filings;

•	monitor compliance with our corporate codes of ethics; and

•	review disclosures from our independent registered public accounting firm regarding Independence Standards Board Standard No. 1.
     The Board believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq Marketplace Rules and Rule 10A-3 of the Exchange Act. The Board has determined that S. Malcolm Gillis, Ph.D. is an “audit committee financial expert,” as defined by Commission guidelines. The Audit Committee is governed by a charter, which can be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.
Compensation Committee
     The Compensation Committee, which currently consists of directors William H. Cunningham, Ph.D. and Charles E. Long (Chairman), met four (4) times and acted by written consent one (1) time during the calendar year ended December 31, 2005. The Compensation Committee administers our 1995 Stock Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan; reviews compensation to be provided to our officers, employees and consultants, including stock compensation; grants options to purchase our common stock to our employees, executive officers and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board, including stock compensation. We believe that each of the members of the Compensation Committee meets the director independence requirements set forth in the Nasdaq Marketplace Rules. The Compensation Committee is governed by a charter, which can be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee consists of directors William H. Cunningham, Ph.D. (Chairman), Peter Barton Hutt and Charles E. Long. The Nominating and Corporate Governance Committee met three (3) times during the calendar year ended December 31, 2005. The Nominating and Corporate Governance Committee proposes a slate of directors for election by our stockholders at each annual meeting and nominates candidates for appointment by the Board to fill any vacancies on the Board. It is also responsible for determining the appropriate Board size, composition and committee structure and developing and reviewing applicable corporate governance principles. We believe that each of the members of the Nominating and Corporate Governance Committee meets the director independence requirements set forth in the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee is governed by a charter, which can be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.
     The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders provided that the recommendations are made in accordance with the procedures described in Article II, Section 2.5 of our Bylaws and in this Proxy Statement under “Information Concerning Solicitation and Voting.” To be considered timely, such stockholder’s recommendation must be delivered to or mailed and received at our principal executive offices as set forth below not less than one hundred twenty (120) calendar days in advance of the first anniversary date of mailing of our Proxy Statement released to stockholders in connection with the previous year’s annual meeting of stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary of Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, and must include the candidate’s name, biographical data and qualifications. It is our policy that stockholder nominees nominated in compliance with these procedures will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive.
     The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing board members and stockholders, third party search firms and direct solicitations, where warranted. The Nominating and Corporate Governance Committee may request references and additional information from the candidate prior to reaching a conclusion. The Nominating and Corporate Governance Committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.
     To be considered by the Nominating and Corporate Governance Committee, a director nominee must meet the following minimum criteria: (i) the highest personal and professional integrity; (ii) a record of exceptional ability and judgment; (iii) the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Board committee meetings; (iv) the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders; (v) freedom from any personal or professional relationships that would adversely affect his or her ability to serve the best interests of Introgen and our stockholders.
     The Nominating and Corporate Governance Committee also takes into account that the Board as a whole shall have competency in the following areas: business judgment, industry knowledge, accounting and finance, leadership, corporate governance, business strategy, management and crisis management.

Executive Committee
     The Executive Committee currently consists of directors David G. Nance and John N. Kapoor, Ph.D. (Chairman). The Executive Committee held two (2) meetings during the calendar year ended December 31, 2005 and acted by written consent one (1) time during that period. The Executive Committee acts on behalf of our Board to the extent permitted under Delaware law.
Stockholders’ Communications Process
     Any of our stockholders who wish to communicate with the Board, a committee of the Board, the non-management directors as a group or any individual member of the Board, may send correspondence to Mr. Rodney Varner, Corporate Secretary of Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701. The Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board, or, if and as designated in the communication, to a committee of the Board, the non-management directors as a group or an individual Board member. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.
Statement on Corporate Governance
     We have had formal corporate governance standards in place since our inception in 1993. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Commission and the Nasdaq National Market’s corporate governance listing standards regarding corporate governance policies and processes, and we believe that we are in compliance with the rules and listing standards. You can access our committee charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee free of charge on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations. We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Last year, one of our directors attended the annual meeting of stockholders. We have adopted the following standards for director independence in compliance with the Nasdaq National Market corporate governance listing standards:
•	No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•	A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•	A director who accepts, or whose immediate family member accepts, more than $60,000 in compensation from us or any of our subsidiaries during any period of twelve consecutive months within the three years preceding the determination of independence, other than certain permitted payments such as compensation for Board or Board committee service, payments arising solely from investments in the our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence;

•	A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•	A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•	A director who is, or who has a family member who is, a current partner of our independent registered public accounting firm, Ernst & Young LLP, or was a partner or employee of Ernst & Young LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.
     The Board has determined that William H. Cunningham, Ph.D., Charles E. Long, S. Malcolm Gillis, Ph.D. and Peter Barton Hutt meet the aforementioned independence standards. David G. Nance does not meet the aforementioned independence standards because he is our current President and Chief Executive Officer and is an employee of Introgen. John N. Kapoor, Ph.D. does not meet the aforementioned independence standards because of his relationship with EJ Financial Enterprises, Inc., which is detailed below in “Certain Relationships and Related Transactions.”
     The Board recommends that the stockholders vote “FOR” the election of both nominees named above to the Board.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board has appointed, subject to ratification by our stockholders, Ernst & Young LLP, as independent registered public accounting firm, to audit our books, records and accounts for the current fiscal year ending December 31, 2006. Ernst & Young has audited our financial statements beginning with the year ended December 31, 2002.
Fees Paid to Ernst & Young LLP
     The following table sets forth the costs incurred by the Company for services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2005 and December 31, 2004.

	Year Ended
	December 31,
Fee Category	2004	2005
Audit Fees	$214,300	$189,500
Audit-Related Fees	2,500	4,000
Tax Fees	10,000	4,500
All Other Fees	—	—
Total Fees	$226,800	$198,000
     Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and includes accounting services in connection with securities offerings.
     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.
     All Other Fees. We did not engage Ernst & Young LLP to perform services not covered by the preceding three categories.
     We do not expect a representative of Ernst & Young LLP to be present, make a statement or be available to respond to questions of the stockholders at the Annual Meeting.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any such pre-approval to the Audit Committee at the next scheduled meeting.
     The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. In the event of a negative vote on such ratification, the Board will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table shows the compensation paid by Introgen to our Chief Executive Officer and four other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the last three fiscal periods, including the fiscal year 2005 (January 1, 2005-December 31, 2005), fiscal year 2004 (January 1, 2004-December 31, 2004) and fiscal year 2003 (January 1, 2003-December 31, 2003):

				Long-Term Compensation
				Awards
					Securities
				Restricted	Underlying	All Other
				Stock	Options (# of	Compensation
		Compensation		Award(s)(1)	Shares)	(2)
Name and Principal Position	Period	Salary	Bonus
David G. Nance	1/1/2005 - 12/31/2005	$538,750	$—	$691,428 (3)	125,000	$162
President and Chief Executive	1/1/2004 - 12/31/2004	$494,333	—	—	220,000	162
Officer	1/1/2003 - 12/31/2003	412,124	—	—	170,000	162
Max W. Talbott, Ph.D.	1/1/2005 - 12/31/2005	$325,000	$—	$—	90,000	$162
Senior Vice President, Worldwide	1/1/2004 - 12/31/2004	200,000	—	$—	100,000	162
Commercial Development	1/1/2003 - 12/31/2003	168,973	—	—	50,000	162
Robert E. Sobol, M.D.	1/1/2005 - 12/31/2005	$307,292	$—	$—	65,000	$162
Senior Vice President, Medical	1/1/2004 - 12/31/2004	291,250	—	—	50,000	162
and Scientific Affairs	1/1/2003 - 12/31/2003	78,082	—	—	40,000	162
James W. Albrecht, Jr.	1/1/2005 - 12/31/2005	$234,375	$—	$—	80,000	$162
Chief Financial Officer	1/1/2004 - 12/31/2004	206,250	—	—	75,000	162
	1/1/2003 - 12/31/2003	180,000	—	—	40,000	162
J. David Enloe, Jr.	1/1/2005 - 12/31/2005	$230,625	$—	$389,743 (4)	90,000	$162
Senior Vice President, Operations	1/1/2004 - 12/31/2004	205,000	—	—	105,000	162
	1/1/2003 - 12/31/2003	191,710	—	—	40,000	162

(1)	The stock awards are fully-vested. Awards of stock are valued by multiplying the number of shares granted by the closing price as reported on The Nasdaq National Market on the date of grant, minus any consideration paid by the named executive officer.

(2)	Represents the full dollar value of premiums paid by the Company for term life insurance on behalf of the Named Executive Officers for 2005, 2004, and 2003.

(3)	Represents the value of an aggregate of 124,604 shares granted and issued to Mr. Nance on May 2, 2005 and October 26, 2005 from our 2000 Stock Option Plan. Fully-vested options, granted pursuant to our 1995 Stock Plan, to purchase an aggregate of 134,400 shares of our common stock, at an exercise price per share of $0.391, held by Mr. Nance reached the end of their stated contractual ten year life on April 13, 2005 and September 29, 2005, resulting in the expiration of the right to exercise those options. Such expired options could not be exercised pursuant to our cashless exercise program prior to their respective expiration dates due to the Company’s insider trading restrictions. To provide Mr. Nance with an economic equivalent to the expired options, we granted him 36,344 shares of our common stock on May 2, 2005 and 88,261 shares of our common stock on October 26, 2005, of which an aggregate of 79,186 shares were issued to Mr. Nance and an aggregate of 45,420 shares were withheld by us in consideration for our payment on his behalf of approximately $252,747 of federal income taxes. These shares are fully-vested.

(4)	Represents the value of 53,758 shares granted and issued to Mr. Enloe on May 2, 2005 from our 2000 Stock Option Plan. A fully-vested option, granted pursuant to our 1995 Stock Plan, to purchase 56,800 shares of our common stock, at an exercise price per share of $0.391, held by Mr. Enloe reached the end of its stated contractual ten year life on March 15, 2005, resulting in the expiration of the right to exercise the option. Such expired option could not be exercised pursuant to our cashless exercise program prior to its expiration date due to the Company’s insider trading restrictions. To provide Mr. Enloe with an economic equivalent to the expired option, we granted him 53,758 shares of our common stock on May 2, 2005, of which 34,163 shares were issued to Mr. Enloe and 19,595 shares were withheld by us in consideration for our payment on his behalf of approximately $143,061 of federal income taxes. These shares are fully-vested.
Option Grants Made During the Fiscal Year Ended December 31, 2005
     The following table sets forth grants of stock options made during the fiscal year ended December 31, 2005 to each Named Executive Officer.

			Individual Grants
			% of Total			Potential Realizable
		Number of	Options			Value at Assumed
		Securities	Granted to			Annual Rates of Stock
		Underlying	Employees	Exercise		Price Appreciation for
		Options	During	or Base	Expiration	Option Term(2)
Name	Period	Granted	Period(1)	Price	Date	5%	10%
David G. Nance	1/1/2005 - 12/31/2005	125,000	12.2%	$6.67	6/9/2015	$524,341	$1,328,783
Max W. Talbott, Ph.D.	1/1/2005 - 12/31/2005	90,000	8.8%	$6.67	6/9/2015	$377,525	$956,724
Robert E. Sobol, M.D.	1/1/2005 - 12/31/2005	65,000	6.4%	$6.67	6/9/2015	$272,657	$690,967
James W. Albrecht, Jr.	1/1/2005 - 12/31/2005	80,000	7.8%	$6.67	6/9/2015	$335,578	$850,421
J. David Enloe, Jr.	1/1/2005 - 12/31/2005	90,000	8.8%	$6.67	6/9/2015	$377,525	$956,724

(1)	Based on the grant of stock options representing 1,022,138 shares to employees during the fiscal year ended December 31, 2005.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.
Aggregated Option Exercises During the Fiscal Year Ended December 31, 2005 and Option Values as of the End of Such Period
     The following table sets forth, for each of the Named Executive Officers, the number of options exercised during the fiscal year ended December 31, 2005, as well as the value of unexercised options at the end of such period:

		Number
		of Shares		Number of Securities		Value of Unexercised
		Acquired		Underlying Unexercised		In-The-Money Options at
		on	Value	Options at Fiscal Year-End(1)		Fiscal Year-End(2)
Name	Period	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David G. Nance	1/1/2005 - 12/31/2005	—	—	758,940	242,500	$1,415,740	$16,538
Max W. Talbott, Ph.D.	1/1/2005 - 12/31/2005	—	—	137,500	352,500	$100,500	$225,500
Robert E. Sobol, M.D.	1/1/2005 - 12/31/2005	—	—	32,500	122,500	$—	$—
James W. Albrecht, Jr.	1/1/2005 - 12/31/2005	—	—	309,288	165,000	$993,569	$10,913
J. David Enloe, Jr.	1/1/2005 - 12/31/2005	—	—	224,900	187,500	$505,205	$10,913

(1)	These amounts represent the total number of shares subject to stock options held by the Named Executive Officer as of December 31, 2005. Unexercisable options are those that are not yet vested.

(2)	These amounts represent the difference between the exercise price of the stock options and the price of our common stock on December 31, 2005 for all in-the-money options held by the Named Executive Officer. These amounts are based on a fair market value of $5.27 per share, which was the closing price of our common stock on December 31, 2005, as reported on the Nasdaq National Market. Unexercisable options are those that are not yet vested.
Equity Compensation Plan Information

	(a)Number of		(c)Number of Securities
	Securities to be	(b)Weighted-	Remaining Available for
	Issued upon Exercise	Average Exercise	Future Issuance under
	of Outstanding	Price of	Equity Compensation Plans
	Options, Warrants	Outstanding	(Excluding Securities
	and Rights	Options, Warrants	Reflected in Column (a))
Plan Category	(In thousands)	and Rights	(In thousands)
Equity compensation plans approved by security holders(1)(2)	6,692	$4.81	4,146
Equity compensation plans not approved by security holders	—	—	—

Total	6,692	$4.81	4,146

(1)	The shares authorized under our 2000 Stock Option Plan are subject to an annual increase each January 1 of the lesser of (i) 1.6 million shares, (ii) 5% of the outstanding shares of common stock on such date, or (iii) a lesser amount determined by the Board of Directors.

(2)	The shares authorized under our 2000 Employee Stock Purchase Plan are subject to an annual increase each January 1 of the lesser of (i) 480,000 shares, (ii) 1.5% of the outstanding shares of common stock on such date, or (iii) a lesser amount determined by the Board of Directors. There have been no common stock purchases under the 2000 Employee Stock Purchase Plan since June 30, 2001, and we have suspended operation of the plan until further notice by the Board of Directors.
Board Compensation
     Historically, each non-employee director has been granted an option to purchase 33,600 shares of our common stock (exercisable at the fair market value on the date of grant) upon first becoming a director. These options have vested ratably each month after the date of grant of such option, so that the entire option is fully-vested three years after the date of grant. Each incumbent director has annually been granted an option to purchase additional shares of our common stock (exercisable at the fair market value on the date of grant) on or about the date of each annual meeting of stockholders. These options have vested ratably each month after the date of grant of such option, so that the entire option is fully-vested one year after the date of grant. In addition, the chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and the designated “audit committee financial expert” on the Audit Committee have been granted annually a fully-vested option to purchase additional shares of our common stock for service as a committee chairman or the “audit committee financial expert.” Directors have not received any cash or other additional compensation, other than reimbursement of their out-of-pocket expenses, for services provided as a director.
     During the fiscal year ended December 31, 2005, options were granted to non-employee directors under the 2000 Stock Option Plan to purchase the number of shares at the per share exercise prices set forth below:

Non-Employee Director	Fiscal Year 2005 Grant(1)		Exercise Price
William H. Cunningham, Ph.D.	55,000	(2)	$6.69
S. Malcolm Gillis, Ph.D.	37,000	(3)	6.69
Peter Barton Hutt	31,000	(4)	6.69
Charles E. Long	49,000	(5)	6.69
John N. Kapoor	25,000		6.69
Total:	197,000

(1)	Each director was granted an option to purchase 25,000 shares of our common stock for service as a member of the Board.

(2)	Includes the grant of an option to purchase 6,000 shares of our common stock for service as a member of the Audit Committee, an option to purchase 6,000 shares of our common stock for service as a member of the Compensation Committee, an option to purchase 6,000 shares of our common stock for service as a member of the Nominating and Corporate Governance Committee, an option to purchase 6,000 shares of our common stock for service as chairman of the Audit Committee and an option to purchase 6,000 shares of our common stock for service as chairman of the Nominating and Corporate Governance Committee.

(3)	Includes the grant of an option to purchase 6,000 shares of our common stock for service as a member of the Audit Committee and an option to purchase 6,000 shares of our common stock for service as the designated “audit committee financial expert” of the Audit Committee.

(4)	Includes the grant of an option to purchase 6,000 shares of our common stock for service as a member of the Nominating and Corporate Governance Committee.

(5)	Includes the grant of an option to purchase 6,000 shares of our common stock for service as a member of the Audit Committee, an option to purchase 6,000 shares of our common stock for service as a member of the Compensation Committee, an option to purchase 6,000 shares of our common stock for service as a member of the Nominating and Corporate Governance Committee and an option to purchase 6,000 shares of our common stock for service as chairman of the Compensation Committee.
Employment Contracts and Change-In-Control Arrangements
     We have an employment agreement with David G. Nance, entered into on August 1, 2003, under which Mr. Nance serves as our President and Chief Executive Officer. The employment agreement with Mr. Nance continues through July

31, 2006, and thereafter renews automatically for one-year terms until either party gives timely written notice of non-renewal. Mr. Nance’s base salary under the employment agreement is $565,000 per annum effective August 1, 2005. His compensation under the employment agreement is subject to review annually. Under the terms of his employment agreement, Mr. Nance may receive bonuses in the form of cash, stock options, restricted stock or other consideration as determined by our Compensation Committee, which reviews his compensation annually. Mr. Nance has also received bonuses from time to time in the form of options to purchase our common stock, as contemplated in his employment agreement. The terms of such options, such as the exercise price and vesting dates, are determined by the Compensation Committee, which is the administrator of our 2000 Stock Option Plan. In the event of Mr. Nance’s termination by the Company other than for cause, the Company may be required to continue to pay Mr. Nance compensation otherwise payable to him under the employment agreement.
     All of the options granted under our 1995 Stock Plan and the 2000 Stock Option Plan shall immediately vest and become exercisable upon our merger with or into another corporation, entity or person, or the sale of all or substantially all our assets to another corporation, entity or person, unless such options are assumed or an equivalent option or right is substituted by the successor corporation or a parent or subsidiary of the successor corporation. In addition, all of the options granted under our 2000 Stock Option Plan shall immediately vest and become exercisable in the event of (i) the merger or reorganization of Introgen with or into another corporation, entity, or person, (ii) the sale of all or substantially all of our assets to another corporation, entity, or person, or (iii) any change in ownership of our voting stock resulting in ownership of more than 50% of our voting stock by one or more persons acting in concert who did not prior to the date of grant own more than 50% of our voting stock.
Certain Relationships and Related Transactions
     In July 2001, we sold and issued 100,000 shares of Series A Non-Voting Convertible Preferred Stock, $.001 par value per share, to Aventis Pharmaceuticals Inc. for $25,000,000. These shares of Series A Non-Voting Convertible Preferred Stock were converted into 2,343,721 shares of our common stock in June 2005. The preferred shares were cancelled and replaced by newly issued shares of our common stock. We received no cash or other consideration in connection with this conversion. Aventis Pharmaceuticals Inc., formerly known as Aventis Pharmaceuticals Products Inc., is an affiliate of Aventis Holdings Inc., which recently merged with Sanofi-Synthélabo to form Sanofi-Aventis, which holds greater than 5% of our outstanding common stock.
     John N. Kapoor, Ph.D., the Chairman of our Board, is the sole shareholder of EJ Financial Enterprises, Inc. (“EJ Financial”). We have a consulting agreement with EJ Financial pursuant to which EJ Financial provides services to us for $175,000 per year. The agreement provides for the assistance of EJ Financial with our business development, license negotiation, market analysis and general corporate development. This agreement is automatically renewable each July 1 for one-year terms, unless either party gives 30 days advance notice of termination.
     David Parker, Ph.D., J.D., our Vice President, Intellectual Property, is a partner with the law firm Fulbright & Jaworski LLP, which provides legal services to us as our primary outside counsel for intellectual property matters.
     In October 2004, we acquired all of the outstanding capital stock of Magnum Therapeutics Corporation (“Magnum”), a company for which Dr. Robert Sobol, our Senior Vice President, Medical and Scientific Affairs, was the sole stockholder. We paid approximately $1.75 million for the Magnum stock by (1) issuing approximately 252,000 shares of our common stock valued at approximately $1.48 million at the acquisition date and (2) assuming liabilities of approximately $272,000. With respect to the common stock we issued pursuant to the acquisition, 50% of the shares were held by an independent escrow agent for a period of approximately one year subsequent to the acquisition date to satisfy the indemnification obligations of the selling shareholder under terms of the purchase agreement. Such shares were released from escrow in January 2006. The shares were issued to Dr. Sobol, as the sole stockholder of Magnum, pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). Magnum’s primary asset is the right to receive funding under a grant from the National Institutes of Health. During the year ended December 31, 2005, we earned approximately $1.0 million of revenue under this grant. In the event certain of Magnum’s technologies result in commercial products, we may be obligated to pay royalties related to the sales of those products to certain third parties. Our Audit Committee reviewed and approved the acquisition of Magnum.

Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The Compensation Committee is composed of two independent directors and operates under a written charter adopted by the Board. Introgen believes that each member of the Compensation Committee meets the independence requirements set forth in the Nasdaq Marketplace Rules. The members of the Compensation Committee are Charles E. Long (Chairman) and William H. Cunningham, Ph.D. The Compensation Committee administers Introgen’s 1995 Stock Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan; reviews forms of compensation to be provided to Introgen’s officers, employees and consultants, including stock compensation; grants options to purchase common stock to Introgen’s employees, executive officers and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board, including stock compensation. The Compensation Committee believes it has fulfilled its responsibilities under its charter for the fiscal year ended December 31, 2005.
     Compensation Philosophy and Objectives. Introgen’s basic philosophy is to align executive compensation with increases in stockholder value through achievement of certain milestones, including milestones related to the pre-clinical and clinical development of Introgen’s product candidates. This is primarily accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. In addition, Introgen believes it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing options to a majority of full-time domestic employees and similarly situated international employees, and through cash incentives, through which both executives and employees may receive cash bonuses based on company-wide financial goals.
     Executive Compensation Programs. Introgen’s executive compensation programs consist of three principal elements: base salary, cash bonus and stock options. Introgen emphasizes incentive compensation in the form of stock options and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Compensation Committee generally sets the initial compensation for executives. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Prior to making its recommendations and determinations, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and general industry pay practices. In making its recommendations and determinations, the Compensation Committee does not utilize any particular indices or formulae to arrive at each executive’s recommended pay level.
     Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between Introgen’s executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options and sell the shares. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. Options are generally granted at 100% of fair market value at the date of grant. Options generally vest ratably over a period of four years from the date of grant, but in some cases vest sooner.
     In 2005, executive compensation was also based on the achievement of the Company’s 2005 corporate goals including, but not limited to, the furtherance of the Company’s clinical trial activities, the execution of its research and development programs, the protection of its intellectual property, the negotiation and execution of an alliance agreement with Colgate-Palmolive Company and the attainment of financial goals.
     Chief Executive Officer Compensation. The compensation of Introgen’s Chief Executive Officer is determined using the same philosophy and policies as for all executive officers as well as by the terms of his employment agreement. The compensation includes base salary, cash bonus and stock options as compensation for his services as an officer and director. Our Chief Executive Officer currently has an employment agreement that is described under “Executive Compensation — Employment Contracts and Change-In-Control Arrangements.” The annual compensation for Mr. Nance’s service as the Company’s Chief Executive Officer was based upon the written employment agreement the

Company executed with Mr. Nance and the Board adopted in 2003. Mr. Nance’s base salary under the current employment agreement is $565,000 per annum effective August 1, 2005. The Compensation Committee evaluates the employment agreement in relation to Introgen’s achievement of corporate goals and Mr. Nance’s performance on an annual basis, and salary surveys. In 2005, Mr. Nance demonstrated leadership in progressing toward or achieving Introgen’s long-term and short-term strategic, clinical, operational and financial goals. The Compensation Committee expects to review Mr. Nance’s compensation again in 2006.
     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers. Deductions are, however, permitted if certain conditions are met, including a requirement that the plan under which such compensation is paid be re-approved by stockholders every five years. None of the compensation paid by us in the fiscal year ended December 31, 2005 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Respectfully submitted,

COMPENSATION COMMITTEE

William H. Cunningham, Ph.D.
Charles E. Long
THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors is composed of three independent directors as defined under the Marketplace Rules of The Nasdaq National Market (“Nasdaq”). The Audit Committee operates under a written charter adopted by the Board, as amended in 2005, available on Introgen’s website at www.introgen.com. The members of the Audit Committee are William H. Cunningham, Ph.D. (Chairman), Charles E. Long and S. Malcolm Gillis, Ph.D. In accordance with Section 407 of the Sarbanes-Oxley Act, Introgen identified Dr. Gillis as the “audit committee financial expert.” We believe that each member of the Audit Committee meets the director independence requirements set forth in the applicable Securities and Exchange Commission (“Commission”) rules and Nasdaq Marketplace Rules. The Audit Committee believes it has fulfilled its responsibilities under its charter for the fiscal year ended December 31, 2005.
     Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. Introgen’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and the independent registered public accounting firm that performed such audit, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.
     Based upon the Audit Committee’s review and discussions referred to in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Introgen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006. Each of the services rendered by Ernst & Young LLP was pre-approved by the Audit Committee.

Respectfully submitted,
AUDIT COMMITTEE

William H. Cunningham, Ph.D.
Charles E. Long
S. Malcolm Gillis, Ph.D.
THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

STOCK PRICE PERFORMANCE GRAPH
     The following line graph compares the cumulative total return to stockholders of our common stock from December 31, 2000 to December 31, 2005 to the cumulative total return over such period of (i) the Nasdaq National Market System Composite Index and (ii) the S&P Biotechnology Index. The graph assumes that $100.00 was invested on December 31, 2000 in our common stock at its closing price of $7.00 per share and in each of the other two indices as of December 31, 2000, and the reinvestment of all dividends, if any.
     The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTROGEN THERAPEUTICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P BIOTECHNOLOGY INDEX

	12/31/00	6/30/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Introgen Therapeutics, Inc.	$100.00	$68.29	$79.14	$30.71	$121.14	120.57	75.29
Nasdaq National Market System Composite Index	100.00	87,28	79.57	56.48	84.08	91.61	93.72
S&P Biotechnology Index	100.00	96.70	96.27	76.62	98.73	106.24	125.66

*	$100 invested on December 31, 2000 — including reinvestment of dividends. Calendar year ending December 31, 2000, fiscal year ending June 30, 2001, a transition period ending on December 31, 2001, and fiscal year ending December 31 each year thereafter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission. Such officers, directors and 10% stockholders are also required by Commission rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.
CODE OF ETHICS
     On February 18, 2004, the Company adopted a Corporate Code of Ethics for All Employees and Directors, and a Corporate Code of Ethics for Financial Officers, which specifically applies to the Company’s Chief Executive Officer, Chief Financial Officer and persons performing similar functions. A copy of each of the codes of ethics is available on our website at www.introgen.com.
     We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within four business days following the date of such amendment or waiver.
OTHER MATTERS
     The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy Card confers discretionary authority with respect to such matter.

By Order of the Board of Directors,
/s/ RODNEY VARNER
Rodney Varner
Secretary

Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Please mark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

C 1234567890 J N T

Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.
1.	Elect two (2) Class III directors to the Board of Directors, each to serve a term of three (3) years.

	For	Withhold
01 - John N. Kapoor, Ph.D.	☐	☐

02 - David G. Nance	☐	☐

  Issues—The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2006.	☐	☐	☐

To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary or before any adjournment thereof.					☐ Please mark this box with an X if you plan to attend the Annual Meeting.
  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Note:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or community property, all joint owners should sign.
Please sign, date and return promptly in the accompanying envelope.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	0 0 8 7 7 7 1	5UPX	COY	+

INTROGEN THERAPEUTICS, INC.

2006 Annual Meeting of Stockholders
9 a.m. (CDT), Wednesday, May 24, 2006
The Briar Club, 2603 Timmons Lane
Houston, Texas 77027

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 24, 2006
The undersigned hereby constitutes and appoints David G. Nance and James W. Albrecht, Jr., and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Introgen Therapeutics, Inc. (the “Company”) held of record by the undersigned as of the close of business on Monday, April 3, 2006 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Briar Club, 2603 Timmons Lane, Houston, Texas 77027, at 9:00 a.m., local time, on Wednesday, May 24, 2006, and at any adjournments or postponements thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” the election of the two nominees of the Board of Directors listed in Proposal 1, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2006 listed in Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s 2005 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
The shares represented by this Proxy Card will be voted as specified on the reverse side, but if no specification is made they will be voted FOR Proposals 1 and 2 and at the discretion of the Proxies on any other matter that may properly come before the meeting.
Please vote and sign on the other side and return promptly in the enclosed envelope (which requires no postage if mailed within the United States).

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 24, 2006.
THANK YOU FOR VOTING